                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           TETRA TECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                TETRA TECH, INC.

                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 14, 1998

                            ------------------------

TO THE STOCKHOLDERS OF TETRA TECH, INC.:

    A Special Meeting of the Stockholders (the "Special Meeting") of Tetra Tech, Inc., a Delaware corporation (the "Company"), will be held on Monday, September 14, 1998 at 10:00 a.m., Pacific Time, at the Company's principal executive offices located at 670 North Rosemead Boulevard, Pasadena, California 91107, for the following purposes as described in the accompanying Proxy Statement:

    1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share ("Common Stock"), from 30,000,000 to 50,000,000.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on July 27, 1998 as the record date for the determination of stockholders entitled to vote at the Special Meeting or any adjournment or adjournments thereof, and only record holders of the Company's Common Stock at the close of business on that day will be entitled to vote.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          Richard A. Lemmon
                                          VICE PRESIDENT AND SECRETARY

Pasadena, California
August 12, 1998

    YOU ARE URGED TO VOTE UPON THE MATTER PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING "NO" ON PROPOSAL NO. 1. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

                                TETRA TECH, INC.
                          670 NORTH ROSEMEAD BOULEVARD
                           PASADENA, CALIFORNIA 91107

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 14, 1998

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is being sent on or about August 12, 1998 in connection with the solicitation of proxies by the Board of Directors of Tetra Tech, Inc., a Delaware corporation (the "Company"). The proxies are for use at a Special Meeting of Stockholders of the Company (the "Special Meeting"), which will be held at 10:00 a.m., Pacific Time, on Monday, September 14, 1998, at the Company's principal executive offices located at 670 North Rosemead Boulevard, Pasadena, California 91107, and at any meetings held upon adjournment thereof. The record date for the Special Meeting is the close of business on July 27, 1998 (the "Record Date"), and all holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting and any meetings held upon adjournment thereof.

    A proxy form is enclosed. Whether or not you plan to attend the Special Meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the Special Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Special Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Special Meeting for approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 (the "Amendment"), and as recommended by the Board of Directors with regard to all other matters, in its discretion.

    The Company has announced its intention to effect a 5-for-4 split of its Common Stock (in the form of a 25% stock dividend), contingent upon obtaining stockholder approval of the Amendment (the "Stock Split"). In the event the Amendment is approved, the Stock Split will be effected on September 15, 1998 and paid to stockholders of record on July 27, 1998.

    The voting securities of the Company are the outstanding shares of Common Stock. At the Record Date, the Company had outstanding 22,861,965 shares of Common Stock. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on all matters to be considered at the Special Meeting.

    Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote on this matter at the Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same legal effect as a vote against the approval of the proposed Amendment. Broker non-votes occur when a broker holding shares of Common Stock in street name withholds its vote on certain non-routine matters because the broker has not received instructions from the beneficial owner of those shares and does not have discretionary authority to vote on such non-routine matters without specific instructions. Brokers holding shares in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by proxy, on certain non-routine matters. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on "routine" matters and must withhold its votes as to any "non-routine" matters. Where a proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner, the resulting proxy is considered a "limited proxy." Shares represented by limited proxies are considered present for quorum purposes, but are not considered present for purposes of determining the total number of shares with voting power present with regard to a non-routine proposal. The resulting broker non-vote of such a limited proxy will be treated as an abstention on such non-routine proposal. The proposed Amendment is a non-routine proposal.

    The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

    The Common Stock is listed for trading under the symbol "WATR" on The Nasdaq National Market ("Nasdaq"), which is operated by The Nasdaq Stock Market, Inc. On August 7, 1998, the closing price for a share of Common Stock on Nasdaq was $23.00.

    The principal executive offices of the Company are located at 670 North Rosemead Boulevard, Pasadena, California 91107, and the Company's telephone number is (626) 351-4664.

                                 PROPOSAL NO. 1
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

                                    OVERVIEW

    In July 1998, the Board of Directors declared advisable and unanimously approved an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 50,000,000 shares. No increase in the number of shares of Preferred Stock of the Company, currently 2,000,000 shares, is proposed or anticipated. As more fully set forth below, the proposed Amendment is intended to permit the proposed Stock Split and improve the Company's flexibility in meeting its future needs for unreserved Common Stock.

    If the Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") with the Delaware Secretary of State. The text of the second paragraph of Article IV of the Company's Certificate of Incorporation will read as follows:

       "The total number of shares of stock that the Corporation shall have authority to issue is fifty-two million (52,000,000), consisting of fifty million (50,000,000) shares of common stock, par value $0.01, and two million (2,000,000) shares of preferred stock, par value $0.01. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:"

    As of the close of business on the Record Date, of the 30,000,000 shares authorized, 22,861,965 shares of Common Stock of the Company were issued and outstanding, 3,410,026 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and 487,784 shares were reserved for future issuance under the Company's stock benefit plans. Accordingly, only 3,420,225 shares of Common Stock unreserved on the Record Date.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

    STOCK SPLIT

    In July 1998, the Board of Directors declared advisable and unanimously approved a 5-for-4 split of the Common Stock (to be effected in the form of a 25% stock dividend), contingent upon stockholder approval of the Amendment at the Special Meeting. In the event the Amendment is approved, the Stock Split will be effected on September 15, 1998 and paid to stockholders of record on July 27, 1998.

    FLEXIBILITY IN SHARE ISSUANCE

    As indicated above, the Company has only 3,420,225 authorized but unreserved and unissued shares of Common Stock available for future issuance. This severely limits the ability of the Board of Directors to issue shares of Common Stock without seeking stockholder approval. Obtaining stockholder approval is a time consuming, expensive process and could delay or prevent the Company from taking such actions as potential acquisitions, financings, stock splits, stock dividends or additional compensation plans.

    If the Amendment is approved, 23,240,225 authorized, unreserved and unissued shares of Common Stock will be available for issue from time to time for such purposes as the Board of Directors may approve. After giving effect to the Stock Split, 18,550,281 authorized, unreserved and unissued shares of Common Stock will be so available. No further vote of the stockholders of the Company will be required, except as provided under Delaware law or under the rules of Nasdaq or any other national securities exchange on which shares of Common Stock of the Company are then listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a subsequent special meeting, will afford the Company greater flexibility in acting upon proposed transactions in which shares of Common Stock may be issued.

    POSSIBLE EFFECTS

    The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects incidental to increasing the number of outstanding shares of Common Stock such as dilution of the earnings per share and voting rights of current holders of Common Stock.

    Stockholders should note, however, that authorized but unissued stock could be issued by the Board of Directors for the purpose of countering an unsolicited takeover or other proposal that is opposed by the Board. Accordingly, an effect of the increase in the number of authorized shares may be to deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock are offered a premium for their shares over the market price. The Board is not currently aware of any attempt to takeover or acquire the Company, and has no current plans to issue additional shares of Common Stock other than pursuant to the exercise of outstanding stock options and stock options that might be granted in the future under the Company's employee benefit plans, or pursuant to a possible split of the Common Stock. In addition, the Company continuously evaluates the marketplace for strategic acquisition opportunities to position itself to address existing and emerging markets. The Company views acquisitions as a key component of its growth strategy, and intends to use both securities and cash, as it deems appropriate, to fund such acquisitions.

    The Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares without delay for any purpose outweighs the possible disadvantages discussed above, and that it is prudent and in the best interests of the stockholders to provide the greater flexibility that will result from the approval of the proposed increase in authorized shares.

VOTE REQUIRED

    The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote on this matter at the Special Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same effect as a vote against the Amendment. See "General Information."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding the ownership of the Company's Common Stock as of July 15, 1998 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and certain executive officers of the Company, and (iii) all executive officers and directors as a group. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock.

                                                                      NUMBER OF    PERCENTAGE OF
                                                                       SHARES         SHARES
                                                                     BENEFICIALLY  BENEFICIALLY
NAME OF BENEFICIAL OWNER(1)                                             OWNED        OWNED(1)
-------------------------------------------------------------------  -----------  ---------------
Li-San Hwang(2) ...................................................   1,338,481            6.0%
  Tetra Tech, Inc.
  670 N. Rosemead Blvd.
  Pasadena, California 91107

Daniel A. Whalen(3) ...............................................   3,642,920           16.3
  Whalen & Company, Inc.
  3675 Mt. Diablo Blvd.
  Suite 360
  Lafayette, California 94549

Pilgrim Baxter & Associates, Ltd.(4) ..............................   2,298,565           10.3
  Harold J. Baxter
  Gary I. Pilgrim
  1255 Drummers Lane
  Wayne, Pennsylvania 19087

J. Christopher Lewis(5)............................................      63,126          *

Patrick C. Haden(6)................................................      19,464          *

James J. Shelton(7)................................................      12,083          *

Thomas D. Brisbin(8)...............................................      37,334          *

Charles R. Faust(9)................................................      35,054          *

James M. Jaska(10).................................................      42,454          *

All directors and executive officers
  as a group (12 persons)(11)......................................   5,502,376           24.6

------------------------

 *  Amount represents less than 1% of the Company's Common Stock.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property rules where applicable and the information contained in this table and these notes.

 (2) Excludes an aggregate of 20,991 shares of Common Stock owned by Dr. Hwang's adult children as to which Dr. Hwang disclaims beneficial ownership. Includes 12,792 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

 (3) Includes 3,003,307 shares of Common Stock held by Daniel A. Whalen and Katherine C. Whalen as Trustees for the Whalen Family Trust U/A/D 4/30/92,
    (ii) 500,000 shares of Common Stock held by Daniel A. Whalen and Katherine
    C. Whalen as Trustees for the Whalen 1997 Charitable Remainder Unitrust,
    (iii) 22,748 shares of Common Stock held by Daniel A. Whalen and Katharine
    C. Whalen as

    Trustees for the MJW Whalen Trust 1997 - D, (iv) 22,748 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the ACW Whalen Trust 1997 - D, (v) 22,748 shares of Common Stock held by Daniel
    A. Whalen and Katharine C. Whalen as Trustees for the MCW Whalen Trust 1997
    - D, (vi) 22,748 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MJW Whalen Trust 1997 - K, (vii) 22,748 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the ACW Whalen Trust 1997 - K, and (viii) 22,748 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MCW Whalen Trust 1997 - K. All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13D (Amendment No. 1), dated as of February 17, 1998, filed by Daniel A. Whalen. Also includes 3,125 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

 (4) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 6), dated as of April 9, 1998, jointly filed by Pilgrim Baxter & Associates, Ltd., Harold J. Baxter and Gary I. Pilgrim.

 (5) Includes 12,204 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

 (6) Excludes an aggregate of 2,147 shares of Common Stock owned by Mr. Haden's wife as to which Mr. Haden disclaims beneficial ownership. Includes 12,204 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

 (7) Includes 2,930 shares held by James J. Shelton, Sarah Belle Shelton and James J. Shelton, Jr., Trustees of the James J. Shelton and Sarah Belle Shelton Family Trust dated August 19, 1987, and 9,153 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

 (8) Includes 36,719 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

 (9) Includes 12,839 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998. Additionally, Dr. Faust's minor children own an aggregate of 1,758 shares of Common Stock as to which Dr. Faust disclaims beneficial ownership.

(10) Includes 41,933 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

(11) Includes 204,049 shares issuable with respect to stock options exercisable within 60 days after July 15, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, certified public accountants, is acting as the Company's independent auditors for the fiscal year ending October 4, 1998. The Company has been advised that Deloitte & Touche LLP is independent with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. Due to the nature of the matters being considered, a representative of that firm is not expected to be available at the Special Meeting.

                  STOCKHOLDER PROPOSAL FOR 1999 ANNUAL MEETING

    Any stockholder who wishes to present a proposal for action at the 1999 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than September 1, 1998 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the Special Meeting, but, if other matters do properly come before the Special Meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          Richard A. Lemmon
                                          VICE PRESIDENT AND SECRETARY

Pasadena, California
August 12, 1998

COMMON STOCK
PROXY                           TETRA TECH, INC.
BOARD OF DIRECTORS

    The undersigned hereby appoints Li-San Hwang and Richard A. Lemmon, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value ("Common Stock"), of TETRA TECH, INC. which the undersigned is entitled to vote, at a Special Meeting of the Stockholders of TETRA TECH, INC. to be held at the principal executive offices of TETRA TECH, INC., 670 N. Rosemead Boulevard, Pasadena, California 91107 on Monday, September 14, 1998 at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

1.  PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION:

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

2.  Such other matters as may properly come before the Meeting.

    THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    Unless a contrary direction is indicated, this Proxy will be voted FOR approval of the Amendment to the Company's Certificate of Incorporation; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

    All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement dated August 12, 1998 is acknowledged.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TETRA TECH, INC.
                                                    Dated: _______________, 1998

                                                    ____________________________
                                                            (Signature)
                                                    ____________________________
                                                            (Signature)

                                                  Please sign exactly as your
                                                  name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney, as
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.